Exhibit 99.2

NYSE: **REXR**

Rexford Industrial Realty

3Q 2025 Supplemental Financial Reporting Package

Rexford Industrial

2442

2390-2442 North American Way, North Orange County

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team

Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Operating Officer
Michael Fitzmaurice	Chief Financial Officer
David E. Lanzer	General Counsel and Corporate Secretary

Board of Directors

Tyler H. Rose	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director

Investor Relations Information

Mikayla Lynch
Director, Investor Relations and Capital Markets
mlynch@rexfordindustrial.com

Equity Research Coverage

BofA Securities	Samir Khanal	(646) 855-1497	Green Street Advisors	Vince Tibone	(949) 640-8780
Barclays	Brendan Lynch	(212) 526-9428	J.P. Morgan Securities	Michael Mueller	(212) 622-6689
BMO Capital Markets	John Kim	(212) 885-4115	Jefferies LLC	Jonathan Petersen	(212) 284-1705
BNP Paribas Exane	Nate Crossett	(646) 342-1588	Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
Cantor Fitzgerald	Richard Anderson	(929) 441-6927	Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Citigroup Investment Research	Craig Mailman	(212) 816-4471	Scotiabank	Greg McGinniss	(212) 225-6906
Colliers Securities	Barry Oxford	(203) 961-6573	Truist Securities	Anthony Hau	(212) 303-4176
Deutsche Bank	Omotayo Okusanya	(212) 250-9284	Wells Fargo Securities	Blaine Heck	(443) 263-6529
Evercore ISI	Steve Sakwa	(212) 446-9462	Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended September 30, 2025

Total # of Properties	420
Total Rentable Square Feet	50,850,824
Total Portfolio Occupancy	91.8%
Same Property Portfolio Occupancy	96.8%
Total Portfolio NOI Growth	2.9%
Same Property Portfolio NOI Growth	1.9%
Same Property Portfolio Cash NOI Growth	5.5%
Core FFO Growth	9.0%
Core FFO/Share Growth	1.7%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Total Combined Market Capitalization	23.2%
Net Debt to Adjusted EBITDAre	4.1x

Third Quarter 2025 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
3% Year-over-Year Growth
$250
$200
$150
$100
$50
$0
$183.5
$183.7
$193.6
$186.3
$188.9
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Adjusted EBITDAre
4% Year-over-Year Growth
$250
$200
$150
$100
$50
$0
$175.9
$179.3
$184.9
$184.1
$182.6
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Company Share of Core FFO
9% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$130.0
$128.6
$141.0
$139.7
$141.7
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Adjusted Funds From Operations (AFFO)
10% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$108.7
$108.7
$125.1
$120.5
$119.5
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Third Quarter 2025 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data.(1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Financial Results:
Total rental income	$246,757	$241,568	$248,821	$239,737	$238,396
Net income	$93,056	$120,394	$74,048	$64,910	$70,722
Net Operating Income (NOI)	$188,878	$186,270	$193,560	$183,731	$183,529
Company share of Core FFO	$141,700	$139,709	$141,023	$128,562	$130,011
Company share of Core FFO per common share - diluted	$0.60	$0.59	$0.62	$0.58	$0.59
Adjusted EBITDAre	$182,624	$184,111	$184,859	$179,347	$175,929
Dividend declared per common share	$0.4300	$0.4300	$0.4300	$0.4175	$0.4175
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	50,850,824	51,021,897	50,952,137	50,788,225	50,067,981
Ending occupancy	91.8%	89.2%	89.6%	91.3%	93.0%
Ending occupancy excluding repositioning/redevelopment(2)	97.3%	95.0%	95.1%	96.0%	97.6%
Net Effective Rent Change	26.1%	20.9%	23.8%	55.4%	39.2%
Cash Rent Change	10.3%	8.1%	14.7%	41.0%	26.7%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(3)(4)	96.8%	96.2%	95.8%	96.4%	96.9%
Same Property Portfolio NOI growth(4)(5)	1.9%	1.2%	0.8%
Same Property Portfolio Cash NOI growth(4)(5)	5.5%	4.0%	5.2%
Capitalization:
Total shares and units issued and outstanding at period end(6)	240,452,878	244,334,274	244,310,773	233,295,793	227,278,210
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$173,250	$173,250	$173,250	$213,956	$213,956
Total equity market capitalization	$10,058,268	$8,864,220	$9,738,017	$9,233,171	$11,648,323
Total consolidated debt	$3,278,896	$3,379,141	$3,379,383	$3,379,622	$3,386,273
Total combined market capitalization (net debt plus equity)	$13,088,208	$11,812,244	$12,612,821	$12,556,822	$14,972,760
Ratios:
Net debt to total combined market capitalization	23.2%	25.0%	22.8%	26.5%	22.2%
Net debt to Adjusted EBITDAre (quarterly results annualized)	4.1x	4.0x	3.9x	4.6x	4.7x
(1)For definition/discussion of non-GAAP financial measures & reconciliations to their nearest GAAP equivalents, see definitions section & reconciliation section beginning on page 35 and page 12 of this report, respectively.
(2)Ending occupancy excluding repositioning/redevelopment excludes “Other Repositioning” projects as well as those listed individually on pages 26-32.
(3)Reflects the ending occupancy for the 2025 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 38.
(4)For comparability, Same Property Portfolio ending occupancy, NOI growth and Cash NOI growth for all comparable periods have been restated to remove the results of 1332 & 13336 Rocky Point Drive and 8542 Slauson Avenue, which were sold during Q3’25. See page 33 for details related to dispositions.
(5)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(6)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 8,155,706 (Sep 30, 2025), 8,182,445 (Jun 30, 2025), 8,700,301 (Mar 31, 2025), 8,426,905 (Dec 31, 2024) and 8,175,868 (Sep 30, 2024). Excludes the following # of shares of unvested restricted stock: 513,234 (Sep 30, 2025), 542,922 (Jun 30, 2025), 560,382 (Mar 31, 2025), 416,123 (Dec 31, 2024) and 405,003 (Sep 30, 2024). Excludes unvested LTIP units and unvested performance units.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 6

Guidance.
As of September 30, 2025
2025 OUTLOOK*

METRIC	Q3-2025 UPDATED GUIDANCE	Q2-2025 GUIDANCE	YTD RESULTS AS OF SEPTEMBER 30, 2025
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$1.44 - $1.46	$1.38 - $1.42	$1.16
Company share of Core FFO per diluted share (1)(2)	$2.39 - $2.41	$2.37 - $2.41	$1.82
Same Property Portfolio NOI Growth - Net Effective (3)	0.75% - 1.25%	0.75% - 1.25%	1.3%
Same Property Portfolio NOI Growth - Cash (3)	3.75% - 4.25%	2.25% - 2.75%	4.9%
Average Same Property Portfolio Occupancy (Full Year) (3)(4)	+/- 96.0%	95.5% - 96.0%	96.2%
Net General and Administrative Expenses (5)	+/- $82M	+/- $82M	$59.7M
Net Interest Expense	+/- $105M	+/- $107M	$79.5M
(1)Our 2025 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of September 30, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 39 for a reconciliation of the Company’s 2025 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2025 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through September 30, 2025, and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 (as separately listed on pages 26-32) and select buildings in “Other Repositioning.” As of September 30, 2025, our 2025 Same Property Portfolio consisted of buildings aggregating 37.9 million rentable square feet at 288 of our properties, representing approximately 80% of Q3-2025 total portfolio NOI.
(4)Calculated by averaging the occupancy rate at the end of each month during the year-to-date period and December 2024.
(5)Our Net 2025 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $38.3 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of September 30, 2025

2025 Guidance Rollforward (1)

Earnings Components	Range ($ per share)		Notes
Q2 2025 Core FFO Per Diluted Share Guidance	$2.37	$2.41
Same Property Portfolio NOI Growth	—	—	SP Net Effective NOI Growth guidance unchanged at 0.75% - 1.25%
Repositioning/Redevelopment NOI	—	(0.01)	Projected rent commencement timing extended
Net General & Administrative Expenses (2)	—	—	Guidance unchanged at +/- $82M
Net Interest Expense	0.01	—	Guidance updated to +/- $105M
Decrease in Share Count	0.01	0.01	$150M of share repurchases in 3Q at a weighted average share price of $38.62
Current 2025 Core FFO Per Diluted Share Guidance	$2.39	$2.41
Core FFO Per Diluted Share Annual Growth	2%	3%
(1)2025 Guidance and Guidance Rollforward represent the in-place portfolio as of September 30, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted.
(2)Our Net 2025 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $38.3 million.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ASSETS
Land	$7,774,737	$7,787,021	$7,797,744	$7,822,290	$7,703,232
Buildings and improvements	4,607,202	4,594,494	4,573,881	4,611,987	4,416,032
Tenant improvements	194,405	186,429	181,632	188,217	181,785
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	475,072	431,807	386,719	333,690	370,431
Total real estate held for investment	13,051,548	12,999,883	12,940,108	12,956,316	12,671,612
Accumulated depreciation	(1,119,746)	(1,070,684)	(1,021,151)	(977,133)	(925,373)
Investments in real estate, net	11,931,802	11,929,199	11,918,957	11,979,183	11,746,239
Cash and cash equivalents	248,956	431,117	504,579	55,971	61,836
Restricted cash	65,464	130,071	50,105	—	—
Loan receivable, net	123,589	123,474	123,359	123,244	123,129
Rents and other receivables, net	15,727	12,861	17,622	15,772	17,315
Deferred rent receivable, net	181,439	173,691	166,893	161,693	151,637
Deferred leasing costs, net	82,227	71,482	70,404	67,827	69,152
Deferred loan costs, net	7,391	7,892	1,642	1,999	2,356
Acquired lease intangible assets, net(1)	154,931	169,036	182,444	201,467	205,510
Acquired indefinite-lived intangible asset	5,156	5,156	5,156	5,156	5,156
Interest rate swap assets	2,804	3,586	5,580	8,942	3,880
Other assets	31,522	15,765	20,730	26,964	34,092
Assets associated with real estate held for sale, net	—	6,282	18,386	—	—
Total Assets	$12,851,008	$13,079,612	$13,085,857	$12,648,218	$12,420,302
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,249,733	$3,347,575	$3,348,060	$3,345,962	$3,350,190
Interest rate swap liability	1,626	667	—	—	295
Accounts payable, accrued expenses and other liabilities	153,558	124,814	141,999	149,707	169,084
Dividends and distributions payable	103,913	105,594	105,285	97,823	95,288
Acquired lease intangible liabilities, net(2)	122,870	129,683	136,661	147,473	155,328
Tenant security deposits	91,835	90,757	90,050	90,698	91,983
Tenant prepaid rents	85,114	85,494	88,822	90,576	93,218
Liabilities associated with real estate held for sale	—	4	234	—	—
Total Liabilities	3,808,649	3,884,588	3,911,111	3,922,239	3,955,386
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,328	2,367	2,362	2,253	2,195
Additional paid in capital	8,993,439	9,140,264	9,116,069	8,601,276	8,318,979
Cumulative distributions in excess of earnings	(474,813)	(462,309)	(474,550)	(441,881)	(407,695)
Accumulated other comprehensive income (loss)	(515)	1,092	3,582	6,746	1,474
Total stockholders’ equity	8,676,115	8,837,090	8,803,139	8,324,070	8,070,629
Noncontrolling interests	366,244	357,934	371,607	401,909	394,287
Total Equity	9,042,359	9,195,024	9,174,746	8,725,979	8,464,916
Total Liabilities and Equity	$12,851,008	$13,079,612	$13,085,857	$12,648,218	$12,420,302
(1)Includes net above-market tenant lease intangibles of $22,574 (Sep 30, 2025), $24,994 (Jun 30, 2025), $27,043 (Mar 31, 2025), $29,530 (Dec 31, 2024) and $30,435 (Sep 30, 2024), and a net below-market ground lease intangible of $12,395 (Sep 30, 2025), $12,436 (Jun 30, 2025), $12,477 (Mar 31, 2025), $12,518 (Dec 31, 2024) and $12,559 (Sep 30, 2024).
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Revenues
Rental income(1)	$246,757	$241,568	$248,821	$239,737	$238,396
Management and leasing services	118	132	142	167	156
Interest income	6,367	7,807	3,324	2,991	3,291
Total Revenues	253,242	249,507	252,287	242,895	241,843
Operating Expenses
Property expenses	57,879	55,298	55,261	56,006	54,867
General and administrative	20,037	19,752	19,868	21,940	20,926
Depreciation and amortization	81,172	71,188	86,740	71,832	69,241
Total Operating Expenses	159,088	146,238	161,869	149,778	145,034
Other Expenses
Other expenses	4,218	244	2,239	34	492
Interest expense	25,463	26,701	27,288	28,173	27,340
Total Expenses	188,769	173,183	191,396	177,985	172,866
Debt extinguishment and modification expenses	—	(291)	—	—	—
Gains on sale of real estate	28,583	44,361	13,157	—	1,745
Net Income	93,056	120,394	74,048	64,910	70,722
Less: net income attributable to noncontrolling interests	(3,137)	(4,060)	(2,849)	(2,725)	(2,952)
Net income attributable to Rexford Industrial Realty, Inc.	89,919	116,334	71,199	62,185	67,770
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: earnings allocated to participating securities	(519)	(592)	(539)	(457)	(395)
Net income attributable to common stockholders	$87,086	$113,427	$68,346	$59,413	$65,061

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.37	$0.48	$0.30	$0.27	$0.30
Net income attributable to common stockholders per share - diluted	$0.37	$0.48	$0.30	$0.27	$0.30

Weighted average shares outstanding - basic	234,586,980	236,098,831	227,395,984	222,516,006	218,759,979
Weighted average shares outstanding - diluted	234,586,980	236,098,831	227,395,984	222,856,120	219,133,037
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 38 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental income	$246,757	$238,396	$737,146	$682,359
Management and leasing services	118	156	392	444
Interest income	6,367	3,291	17,498	10,709
Total Revenues	253,242	241,843	755,036	693,512
Operating Expenses
Property expenses	57,879	54,867	168,438	154,254
General and administrative	20,037	20,926	59,657	60,213
Depreciation and amortization	81,172	69,241	239,100	203,415
Total Operating Expenses	159,088	145,034	467,195	417,882
Other Expenses
Other expenses	4,218	492	6,701	2,204
Interest expense	25,463	27,340	79,452	70,423
Total Expenses	188,769	172,866	553,348	490,509
Debt extinguishment and modification expenses	—	—	(291)	—
Gains on sale of real estate	28,583	1,745	86,101	18,013
Net Income	93,056	70,722	287,498	221,016
Less: net income attributable to noncontrolling interests	(3,137)	(2,952)	(10,046)	(9,399)
Net income attributable to Rexford Industrial Realty, Inc.	89,919	67,770	277,452	211,617
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings allocated to participating securities	(519)	(395)	(1,650)	(1,222)
Net income attributable to common stockholders	$87,086	$65,061	$268,859	$203,452

Net income attributable to common stockholders per share – basic	$0.37	$0.30	$1.16	$0.94
Net income attributable to common stockholders per share – diluted	$0.37	$0.30	$1.16	$0.94

Weighted-average shares of common stock outstanding – basic	234,586,980	218,759,979	232,720,272	216,857,153
Weighted-average shares of common stock outstanding – diluted	234,586,980	219,133,037	232,720,272	216,993,590

Third Quarter 2025 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net Income	$93,056	$120,394	$74,048	$64,910	$70,722
Adjustments:
Depreciation and amortization	81,172	71,188	86,740	71,832	69,241
Gains on sale of real estate	(28,583)	(44,361)	(13,157)	—	(1,745)
NAREIT Defined Funds From Operations (FFO)	145,645	147,221	147,631	136,742	138,218
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: FFO attributable to noncontrolling interests(2)	(4,906)	(4,962)	(5,394)	(5,283)	(5,389)
Less: FFO attributable to participating securities(3)	(713)	(728)	(750)	(624)	(566)
Company share of FFO	$137,712	$139,216	$139,173	$128,520	$129,949

Company share of FFO per common share‐basic	$0.59	$0.59	$0.61	$0.58	$0.59
Company share of FFO per common share‐diluted	$0.59	$0.59	$0.61	$0.58	$0.59

FFO	$145,645	$147,221	$147,631	$136,742	$138,218
Adjustments:
Acquisition expenses(4)	161	23	79	9	6
Debt extinguishment and modification expenses	—	291	—	—	—
Amortization of loss on termination of interest rate swaps	—	—	—	34	59
Non-capitalizable demolition costs(4)	—	—	365	—	—
Severance costs(4)(5)	2,728	199	1,483	—	—
Other nonrecurring expenses(4)	1,259	—	—	—	—
Core FFO	149,793	147,734	149,558	136,785	138,283
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: Core FFO attributable to noncontrolling interests(2)	(5,045)	(4,979)	(5,461)	(5,284)	(5,391)
Less: Core FFO attributable to participating securities(3)	(734)	(731)	(760)	(624)	(567)
Company share of Core FFO	$141,700	$139,709	$141,023	$128,562	$130,011

Company share of Core FFO per common share‐basic	$0.60	$0.59	$0.62	$0.58	$0.59
Company share of Core FFO per common share‐diluted	$0.60	$0.59	$0.62	$0.58	$0.59

Weighted-average shares outstanding-basic	234,586,980	236,098,831	227,395,984	222,516,006	218,759,979
Weighted-average shares outstanding-diluted(6)	234,586,980	236,098,831	227,395,984	222,856,120	219,133,037
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 35 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(5)Includes costs associated with workforce reduction and workforce reorganization.
(6)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$93,056	$70,722	$287,498	$221,016
Adjustments:
Depreciation and amortization	81,172	69,241	239,100	203,415
Gains on sale of real estate	(28,583)	(1,745)	(86,101)	(18,013)
Funds From Operations (FFO)	145,645	138,218	440,497	406,418
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests	(4,906)	(5,389)	(15,262)	(15,987)
Less: FFO attributable to participating securities	(713)	(566)	(2,191)	(1,718)
Company share of FFO	$137,712	$129,949	$416,101	$381,770

Company share of FFO per common share‐basic	$0.59	$0.59	$1.79	$1.76
Company share of FFO per common share‐diluted	$0.59	$0.59	$1.79	$1.76

FFO	$145,645	$138,218	$440,497	$406,418
Adjustments:
Acquisition expenses(2)	161	6	263	114
Debt extinguishment and modification expenses	—	—	291	—
Amortization of loss on termination of interest rate swaps	—	59	—	177
Non-capitalizable demolition costs(2)	—	—	365	1,127
Severance costs(2)(3)	2,728	—	4,410	—
Other nonrecurring expenses(2)	1,259	—	1,259	—
Core FFO	149,793	138,283	447,085	407,836
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interests	(5,045)	(5,391)	(15,485)	(16,035)
Less: Core FFO attributable to participating securities	(734)	(567)	(2,225)	(1,725)
Company share of Core FFO	$141,700	$130,011	$422,432	$383,133

Company share of Core FFO per common share‐basic	$0.60	$0.59	$1.82	$1.77
Company share of Core FFO per common share‐diluted	$0.60	$0.59	$1.82	$1.77

Weighted-average shares outstanding-basic	234,586,980	218,759,979	232,720,272	216,857,153
Weighted-average shares outstanding-diluted	234,586,980	219,133,037	232,720,272	216,993,590
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 35 of this report.
(2)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(3)Includes costs associated with workforce reduction and workforce reorganization.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Funds From Operations(2)	$145,645	$147,221	$147,631	$136,742	$138,218
Adjustments:
Amortization of deferred financing costs	1,340	1,255	1,134	1,246	1,252
Non-cash stock compensation	10,485	10,091	9,699	11,539	9,918
Debt extinguishment and modification expenses	—	291	—	—	—
Amortization related to termination/settlement of interest rate derivatives	78	76	77	112	136
Note payable (discount) premium amortization, net	1,597	1,579	1,560	1,534	1,511
Non-capitalizable demolition costs	—	—	365	—	—
Severance costs	2,728	199	1,483	—	—
Other nonrecurring expenses	1,259	—	—	—	—
Deduct:
Preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Straight line rental revenue adjustment(3)	(8,164)	(6,918)	(5,517)	(10,057)	(11,441)
Above/(below) market lease revenue adjustments	(5,254)	(5,788)	(9,186)	(6,159)	(6,635)
Capitalized payments(4)	(15,756)	(14,368)	(13,321)	(12,102)	(13,900)
Accretion of net loan origination fees	(115)	(115)	(115)	(115)	(115)
Recurring capital expenditures(5)	(3,563)	(5,887)	(1,311)	(7,882)	(5,254)
2nd generation tenant improvements(6)	(460)	(663)	(162)	(296)	(18)
2nd generation leasing commissions(7)	(8,007)	(4,162)	(4,879)	(3,520)	(2,660)
Adjusted Funds From Operations (AFFO)	$119,499	$120,496	$125,144	$108,727	$108,698

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 35 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $7,433, $5,844, $7,035, $8,504 and $7,600 for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.
(4)Includes capitalized interest, taxes, insurance and construction-related compensation costs.
(5)Excludes nonrecurring capital expenditures of $62,309, $65,376, $43,361, 67,594 and $94,436 for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.
(6)Excludes 1st generation tenant improvements of $328, $292, $798, $189 and $470 for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.
(7)Excludes 1st generation leasing commissions of $7,984, $1,879, $3,058, $290 and $2,776 for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDAre.(1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Rental income(2)(3)(4)	$246,757	$241,568	$248,821	$239,737	$238,396
Less: Property expenses	57,879	55,298	55,261	56,006	54,867
Net Operating Income (NOI)	$188,878	$186,270	$193,560	$183,731	$183,529
Above/(below) market lease revenue adjustments	(5,254)	(5,788)	(9,186)	(6,159)	(6,635)
Straight line rental revenue adjustment	(8,164)	(6,918)	(5,517)	(10,057)	(11,441)
Cash NOI	$175,460	$173,564	$178,857	$167,515	$165,453

EBITDAre and Adjusted EBITDAre

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Net income	$93,056	$120,394	$74,048	$64,910	$70,722
Interest expense	25,463	26,701	27,288	28,173	27,340
Depreciation and amortization	81,172	71,188	86,740	71,832	69,241
Gains on sale of real estate	(28,583)	(44,361)	(13,157)	—	(1,745)
EBITDAre	$171,108	$173,922	$174,919	$164,915	$165,558
Stock-based compensation amortization	10,485	10,091	9,699	11,539	9,918
Debt extinguishment and modification expenses	—	291	—	—	—
Acquisition expenses	161	23	79	9	6
Other nonrecurring expenses	1,259	—	—	—	—
Pro forma effect of acquisitions(5)	—	—	—	2,884	426
Pro forma effect of dispositions(6)	(389)	(216)	162	—	21
Adjusted EBITDAre	$182,624	$184,111	$184,859	$179,347	$175,929
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 35 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects increase (decrease) to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $13, $(141), $(2,303), $(200) and $(730) for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.
(4)Rental income includes net lease termination income (in thousands) of $458, $0, $8,935, $614 and $0 for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively. Amounts include lease termination fees and write-offs of straight-line rent and above/(below) market lease intangibles associated with lease terminations.
(5)Represents the estimated impact on 4Q'24 EBITDAre of 4Q'24 acquisitions as if they had been acquired on October 1, 2024 and the impact on 3Q'24 EBITDAre of 3Q'24 acquisitions as if they had been acquired on July 1, 2024. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we acquired these as of the beginning of each period.
(6)Represents the estimated impact on 3Q'25 EBITDAre of 3Q'25 dispositions as if they had been sold as of July 1, 2025, the impact on 2Q'25 EBITDAre of 2Q'25 dispositions as if they had been sold as of April 1, 2025, the impact on 1Q'25 EBITDAre of 1Q'25 dispositions as if they had been sold as of January 1, 2025 and the impact on 3Q'24 EBITDAre of 3Q'24 dispositions as if they had been sold as of July 1, 2024.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	288
Square Feet	37,916,326

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2025	2024	$ Change	% Change		2025	2024	$ Change	% Change
Rental income(2)(3)(4)	$194,202	$190,107	$4,095	2.2%		$573,711	$563,695	$10,016	1.8%
Property expenses	43,998	42,668	1,330	3.1%		127,326	122,980	4,346	3.5%
Same Property Portfolio NOI	$150,204	$147,439	$2,765	1.9%	(4)	$446,385	$440,715	$5,670	1.3%	(4)
Straight-line rental revenue adjustment	(3,776)	(7,763)	3,987	(51.4)%		(11,709)	(22,502)	10,793	(48.0)%
Above/(below) market lease revenue adjustments	(5,081)	(5,727)	646	(11.3)%		(15,082)	(18,198)	3,116	(17.1)%
Same Property Portfolio Cash NOI	$141,347	$133,949	$7,398	5.5%	(4)	$419,594	$400,015	$19,579	4.9%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended September 30,
	2025	2024	Year-over-Year Change (basis points)	Three Months Ended June 30, 2025(5)	Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	96.7%	97.5%	(80) bps	95.6%	110 bps
Orange County	98.7%	99.3%	(60) bps	99.0%	(30) bps
Riverside / San Bernardino County	95.4%	97.2%	(180) bps	96.6%	(120) bps
San Diego County	98.3%	95.8%	250 bps	98.0%	30 bps
Ventura County	94.3%	92.3%	200 bps	91.4%	290 bps
Quarterly Weighted Average Occupancy	96.5%	97.2%	(70) bps	96.0%	50 bps
Ending Occupancy:	96.8%	96.9%	(10) bps	96.2%	60 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 35 of this report.
(2)See “Same Property Portfolio Rental Income” on page 38 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three and nine months ended September 30, 2025 and 2024.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(111) thousand and $(420) thousand for the three months ended September 30, 2025 and 2024, respectively, and $(2,483) thousand and $(2,396) thousand for the nine months ended September 30, 2025 and 2024.
(4)Rental income includes lease termination fees of $853 thousand and $0 thousand for the three months ended September 30, 2025 and 2024, respectively, and $874 thousand and $131 thousand for the nine months ended September 30, 2025 and 2024, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 1.3% and 1.1% and Same Property Portfolio Cash NOI increased by approximately 4.9% and 4.7% during the three and nine months ended September 30, 2025, compared to the three and nine months ended September 30, 2024, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 3Q-2025 and June 2025 (for 3Q-2025), the end of each month in 3Q-2024 and June 2024 (for 3Q-2024) and the end of each month in 2Q-2025 and March 2025 (for 2Q-2025).

Third Quarter 2025 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of September 30, 2025

Description	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Common shares outstanding(1)	232,297,172	236,151,829	235,610,472	224,868,888	219,102,342
Operating partnership units outstanding(2)	8,155,706	8,182,445	8,700,301	8,426,905	8,175,868
Total shares and units outstanding at period end	240,452,878	244,334,274	244,310,773	233,295,793	227,278,210
Share price at end of quarter	$41.11	$35.57	$39.15	$38.66	$50.31
Common Stock and Operating Partnership Units - Capitalization	$9,885,018	$8,690,970	$9,564,767	$9,019,215	$11,434,367
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	—	—	—	40,706	40,706
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$173,250	$173,250	$173,250	$213,956	$213,956
Total Equity Market Capitalization	$10,058,268	$8,864,220	$9,738,017	$9,233,171	$11,648,323

Total Debt	$3,278,896	$3,379,141	$3,379,383	$3,379,622	$3,386,273
Less: Cash and cash equivalents	(248,956)	(431,117)	(504,579)	(55,971)	(61,836)
Net Debt	$3,029,940	$2,948,024	$2,874,804	$3,323,651	$3,324,437
Total Combined Market Capitalization (Net Debt plus Equity)	$13,088,208	$11,812,244	$12,612,821	$12,556,822	$14,972,760
Net debt to total combined market capitalization	23.2%	25.0%	22.8%	26.5%	22.2%
Net debt to Adjusted EBITDAre (quarterly results annualized)(5)	4.1x	4.0x	3.9x	4.6x	4.7x
Net debt & preferred equity to Adjusted EBITDAre (quarterly results annualized)(5)	4.4x	4.2x	4.1x	4.9x	5.0x
(1)Excludes the following number of shares of unvested restricted stock: 513,234 (Sep 30, 2025), 542,922 (Jun 30, 2025), 560,382 (Mar 31, 2025), 416,123 (Dec 31, 2024) and 405,003 (Sep 30, 2024). During the third quarter of 2025, the Company repurchased 3,883,845 shares common stock under its stock repurchase programs at a weighted average price of $38.62 per share for a total of $150.1 million, including commissions.
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Sep 30, 2025, includes 1,260,083 vested LTIP Units & 1,236,520 vested performance units & excludes 463,555 unvested LTIP Units & 2,278,110 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 904,583 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit. On March 6, 2025, we exercised our conversion right to convert all remaining 904,583 Series 2 preferred units into OP Units.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 35 and page 12 of this report, respectively.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2025
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.25 Billion Revolving Credit Facility(3)	5/30/2029(4)	SOFR+0.725%(5)	4.965%	$—
$575M Exchangeable 2027 Senior Notes(6)	3/15/2027	4.375%	4.375%	575,000
$300M Term Loan Facility	5/26/2027	SOFR+0.80%(5)	3.717%(7)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$575M Exchangeable 2029 Senior Notes(6)	3/15/2029	4.125%	4.125%	575,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Term Loan Facility	5/30/2030	SOFR+0.80%(5)	4.214%(8)	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
$60M Term Loan Facility	10/27/2026(9)	SOFR+1.250%(9)	5.060%(10)	60,000
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	6,749
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	13,915
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,710
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,378
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,644
Total Debt			3.741%	$3,278,896

Debt Composition:
Category	Weighted Average Term Remaining (yrs)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	3.5	3.741% (See Table Above)	3.741%	$3,278,896	100%
Variable	—	—	—%	$—	0%
Secured	1.7		4.590%	$103,896	3%
Unsecured	3.6		3.713%	$3,175,000	97%

*See footnotes on the following page*

Third Quarter 2025 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(11):
Year	Secured	Unsecured	Total	% Total	Effective Interest Rate(1)
2025	$—	$—	$—	—%	—%
2026	66,749	—	66,749	2%	4.943%
2027	19,115	1,000,000	1,019,115	32%	4.118%
2028	14,010	300,000	314,010	10%	4.949%
2029	—	600,000	600,000	18%	4.115%
2030	—	800,000	800,000	24%	3.169%
2031	1,378	400,000	401,378	12%	2.160%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
2034	—	75,000	75,000	2%	4.030%
Thereafter	2,644	—	2,644	—%	4.140%
Total	$103,896	$3,175,000	$3,278,896	100%	3.741%
(1)Includes the effect of interest rate swaps effective as of September 30, 2025. See notes (7), (8) and (10). Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $29.2 million as of September 30, 2025.
(3)The $1.25B revolving credit facility (the “Revolver”) is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our credit ratings. There are also two sustainability-linked pricing components that can periodically change the facility fee by -/+ 0.01% (or zero) depending on our achievement of the annual sustainability performance metric. The sustainability-linked pricing adjustment for the facility fee is currently zero.
(4)The Revolver has two six-month extensions, subject to certain terms and conditions.
(5)The interest rates on these loans are comprised of Daily SOFR for the Revolver and $400M term loan facility and 1M SOFR for the $300M term loan facility (plus a 0.10% SOFR adjustment for the $300M term loan facility), and an applicable margin ranging from 0.725% to 1.40% for the Revolver and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings and leverage ratio. There is also a sustainability-linked pricing component that can periodically change the margin by -/+ 0.04% (or zero) depending on our achievement of the annual sustainability performance metric. The sustainability-linked pricing adjustment for the margin is currently zero.
(6)Noteholders have the right to exchange their notes upon the occurrence of certain events. Exchanges will be settled in cash or in a combination of cash and shares of our common stock, at our option.
(7)We effectively fixed 1M SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, through the use of interest rate swaps. The all-in fixed rate on the $300M term loan facility is 3.717% after adding the SOFR adjustment, applicable margin and sustainability-related rate adjustment.
(8)We effectively fixed Daily SOFR related to our $400M term loan facility at a weighted average rate of 3.41375%, commencing on July 1, 2025 through May 30, 2030, through the use of interest rate swaps. The all-in fixed rate on the $400M term loan facility is 4.214% after adding the applicable margin and sustainability-related rate adjustment.
(9)The $60M term loan facility has interest-only payment terms (1M SOFR + 0.10% SOFR adjustment + margin of 1.250%). On July 11, 2025, we exercised a one-year extension option, extending the loan’s maturity date to October 27, 2026. Subsequently, on September 2, 2025, we amended this loan to, among other changes, add two additional one-year extension options. As of September 30, 2025, we have three remaining one-year extension options available.
(10)We effectively fixed 1M SOFR related to our $60M term loan facility at 3.710%, commencing on April 3, 2023 through July 30, 2026, through the use of an interest rate swap. The all-in fixed rate on the $60M term loan facility is 5.060% after adding the SOFR adjustment and applicable margin.
(11)Excludes potential exercise of extension options and excludes the effect of scheduled monthly principal payments on amortizing secured loans.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
1.6
1.0
2.4
1.7
3.3
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
88.0%
86.0%
93.0%
97.6%
91.3%
96.0%
89.6%
95.1%
89.2%
95.0%
91.8%
97.3%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Leasing Activity - Rent Change
Net Effective
Cash
80%
60%
40%
20%
0%
39%
27%
55%
41%
24%
15%
21%
8%
26%
10%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
96.9%
96.4%
95.8%
96.2%
96.8%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Third Quarter 2025 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At September 30, 2025	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repo/Redev(2)	Total (in 000’s)	Per Square Foot
Central LA	20	2,778,544	451,803	3,230,347	96.6%	82.5%	94.7%	97.6%	$40,783	$13.34
Greater San Fernando Valley	74	5,485,235	1,655,320	7,140,555	96.6%	69.2%	90.3%	98.0%	112,382	$17.44
Mid-Counties	39	2,984,698	1,669,792	4,654,490	98.9%	76.8%	90.9%	99.2%	71,322	$16.85
San Gabriel Valley	46	3,407,578	2,502,784	5,910,362	92.0%	88.7%	90.6%	94.4%	71,045	$13.27
South Bay	81	6,303,325	1,657,301	7,960,626	98.8%	57.3%	90.2%	99.2%	167,796	$23.38
Los Angeles County	260	20,959,380	7,937,000	28,896,380	96.8%	75.2%	90.9%	97.7%	463,328	$17.64

North Orange County	25	1,094,646	1,580,440	2,675,086	97.1%	85.0%	89.9%	98.7%	46,389	$19.28
OC Airport	10	1,099,985	106,604	1,206,589	99.2%	100.0%	99.3%	99.3%	23,559	$19.67
South Orange County	9	346,463	183,098	529,561	100.0%	88.9%	96.2%	100.0%	8,843	$17.36
West Orange County	10	852,079	436,759	1,288,838	100.0%	86.3%	95.4%	100.0%	20,634	$16.79
Orange County	54	3,393,173	2,306,901	5,700,074	98.8%	86.2%	93.7%	99.3%	99,425	$18.61

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	660	$19.86
Inland Empire West	53	8,490,725	1,051,523	9,542,248	96.0%	80.9%	94.4%	96.5%	137,671	$15.29
Riverside / San Bernardino County	54	8,523,983	1,051,523	9,575,506	96.1%	80.9%	94.4%	96.5%	138,331	$15.30

Central San Diego	21	1,349,009	779,311	2,128,320	98.2%	67.7%	87.0%	94.9%	39,196	$21.17
North County San Diego	13	1,179,355	143,663	1,323,018	98.1%	100.0%	98.3%	99.1%	19,642	$15.10
San Diego County	34	2,528,364	922,974	3,451,338	98.1%	72.7%	91.3%	96.6%	58,838	$18.66

Ventura	18	2,511,426	716,100	3,227,526	95.6%	69.3%	89.8%	93.6%	40,150	$13.86
Ventura County	18	2,511,426	716,100	3,227,526	95.6%	69.3%	89.8%	93.6%	40,150	$13.86
CONSOLIDATED TOTAL / WTD AVG	420	37,916,326	12,934,498	50,850,824	96.8%	77.1%	91.8%	97.3%	$800,072	$17.13	(4)
(1)See page 39 for historical occupancy by County.
(2)Excludes space aggregating 2,856,655 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of September 30, 2025. See pages 26-32 for additional details on these properties.
(3)See page 35 for definitions and details on how these amounts are calculated.
(4)Excluding in-place ABR associated with Land/IOS properties ($45.2M ABR) and cellular tower, solar and parking lot leases ($2.9M ABR), in-place building ABR per building SF was $16.17.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 21

Executed Leasing Statistics and Trends.
(unaudited results)

Executed Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Leasing Spreads:
Net Effective Rent Change	26.1%	20.9%	23.8%	55.4%	39.2%
Cash Rent Change	10.3%	8.1%	14.7%	41.0%	26.7%

Leasing Activity (Building SF):(1)(2)
New leases	2,361,131	678,727	882,403	330,334	994,566
Renewal leases	904,014	1,020,266	1,511,946	684,961	599,529
Total leasing activity	3,265,145	1,698,993	2,394,349	1,015,295	1,594,095

Total expiring leases	(1,734,790)	(1,786,814)	(3,102,514)	(2,436,160)	(1,677,064)
Expiring leases - placed into repositioning/redevelopment	418,878	304,776	833,218	996,035	476,821
Net absorption(3)	1,949,233	216,955	125,053	(424,830)	393,852
Retention rate(4)	72%	69%	68%	51%	52%
Retention + Backfill rate(5)	77%	74%	82%	62%	72%

Executed Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(6)
				Net Effective Rent			Cash Rent				Turnover Costs(8)
Third Quarter 2025:	# Leases Signed	SF of Leasing	Wtd. Avg. Lease Term (Years)	Current Lease	Prior Lease	Rent Change	Current Lease	Prior Lease	Rent Change	Wtd. Avg. Abatement (Months)	Tenant Improvements per SF	Leasing Commissions per SF
New	69	2,361,131	5.2	$11.11	$8.84	25.6%	$11.04	$9.95	10.9%	5.1	$1.43	$3.57
Renewal	54	904,014	4.9	$17.89	$14.14	26.5%	$17.16	$15.61	9.9%	2.5	$1.18	$3.80
Total / Wtd. Average(7)	123	3,265,145	5.1	$14.20	$11.26	26.1%	$13.83	$12.53	10.3%	3.9	$1.31	$3.67
(1)Represents all executed leases, including those in our Repositioning, Redevelopment, or “Other Repositioning” classifications, but excludes month-to-month tenants and leases with terms less than 12 months.
(2)Leasing activity for Q3-2025 excludes the following land lease activity: (i) one new land lease deal with 51,054 land SF that did not have any comparable lease data.
(3)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into Repositioning, Redevelopment or “Other Repositioning.”
(4)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning/redevelopment (including “Other Repositioning” projects) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(5)Retention + Backfill rate represents square feet retained (per Retention rate definition in footnote (4)) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(6)Net effective and cash rent statistics and turnover costs exclude 35 new leases aggregating 1,283,396 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for greater than 1 year or (iv) lease terms less than 12 months. Net effective and cash rent statistics and turnover costs for building leases also exclude land lease deals noted in footnote (2) above.
(7)New leases included a 504,016-square-foot lease with a net effective and cash leasing rate of $6.31 and $6.36, respectively, and a net effective and cash releasing spread of 68.2% and 42.8%, respectively. Excluding this lease, the total weighted average net effective and cash leasing rate would have been $16.89 and $16.38, respectively. The total net effective and cash releasing spreads would have been 22.2% and 7.1%, respectively.
(8)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of September 30, 2025:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,281,638	$—	$—
Repositioning/Redevelopment(1)	—	2,509,507	—	$—
MTM Tenants	5	145,165	2,134	$14.70
2025	98	2,803,697	41,590	$14.83
2026	421	8,283,384	130,833	$15.79
2027	359	7,531,757	131,974	$17.52
2028	276	7,053,890	133,374	$18.91
2029	179	5,140,354	98,393	$19.14
2030	134	5,611,113	90,879	$16.20
2031	58	5,596,885	77,737	$13.89
2032	25	1,512,233	31,043	$20.53
2033	14	643,583	11,354	$17.64
2034	7	355,445	6,980	$19.64
Thereafter	39	2,382,173	50,331	$21.13
Total Portfolio	1,615	50,850,824	$806,622	$17.14(2)
(1)Represents vacant space at properties that were classified as repositioning (including “Other Repositionings”), redevelopment or lease-up as of September 30, 2025. See pages 26-32 for additional details on these properties.
(2)Excluding in-place ABR associated with Land/IOS properties ($45.51M ABR) and cellular tower, solar and parking lot leases ($2.95M ABR), in-place building ABR per building SF was $16.18.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of September 30, 2025

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.	Inland Empire West	1,101,840	$19,251	2.4%	$17.47	1/31/2027
L3 Technologies, Inc.	Multiple Submarkets(2)	595,267	$12,967	1.6%	$21.78	9/30/2031
Zenith Energy West Coast Terminals LLC	South Bay	—(3)	$11,909	1.5%	$3.34(3)	9/29/2041
Cubic Corporation	Central San Diego	515,382	$11,443	1.4%	$22.20	3/31/2038(4)
IBY, LLC	San Gabriel Valley	1,178,021	$11,322	1.4%	$9.61	4/5/2031(5)
Federal Express Corporation	Multiple Submarkets(6)	527,861	$10,756	1.3%	$20.38	11/30/2032(6)
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$9,076	1.1%	$22.08	11/30/2028
The Hertz Corporation	South Bay	38,680(7)	$8,922	1.1%	$10.71(7)	6/30/2026
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,871	1.1%	$17.68	6/30/2029
Orora Packaging Solutions	Multiple Submarkets(8)	476,065	$7,845	1.0%	$16.48	9/30/2028(8)
Top 10 Tenants		5,345,799	$112,362	13.9%
Top 11 - 20 Tenants		3,258,530	$51,416	6.4%
Total Top 20 Tenants		8,604,329	$163,778	20.3%
(1)See page 35 for further details on how these amounts are calculated.
(2)Includes (i) 133,836 RSF in North Orange County expiring Dec 31, 2025 and (ii) 461,431 RSF in LA-South Bay expiring Sep 30, 2031.
(3)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.9 million or $3.41 per land square foot.
(4)Includes (i) 200,155 RSF expiring Sep 30, 2025 and (ii) 315,227 RSF expiring Mar 31, 2038.
(5)Includes (i) 184,879 RSF expiring Apr 30, 2028 and (ii) 993,142 RSF expiring Apr 5, 2031.
(6)Includes (i) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (ii) one land lease in North Orange County expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(7)The tenant is leasing 18.4 acres of land with ABR of $8.9 million or $11.14 per land square foot.
(8)Includes (i) 96,993 RSF in North County San Diego expiring Sep 30, 2026, (ii) 100,500 RSF in the Greater San Fernando Valley expiring Sep 30, 2027 and (iii) 278,572 RSF in North OC expiring Sep 30, 2028.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building/Land Rentable SF		Building/Land Rentable SF		Leased %		Leased % Excl. Repo/Redev		In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
Building:
<4,999	572	1,379,949		1,513,827		91.2%		91.4%		$27,666	3.4%	$20.05
5,000 - 9,999	224	1,598,314		1,739,329		91.9%		94.6%		30,781	3.8%	$19.26
10,000 - 24,999	320	5,179,926		5,887,279		88.0%		91.9%		97,841	12.1%	$18.89
25,000 - 49,999	178	6,559,888		7,275,629		90.2%		96.0%		115,754	14.4%	$17.65
50,000 - 99,999	120	8,594,059		9,619,402		89.3%		98.3%		146,381	18.2%	$17.03
>100,000	126	23,541,544		24,591,497		95.7%		99.3%		339,742	42.1%	$14.43
Building Subtotal / Wtd. Avg.	1,540	46,853,680	(2)	50,626,963	(2)	92.5%	(2)	97.4%	(2)	$758,165	94.0%	$16.18
Land/IOS(3)	26	8,176,495	(4)	8,359,956	(4)	97.8%				45,510	5.6%	$5.44	(4)
Other(3)	49									2,947	0.4%
Total	1,615									$806,622	100.0%
(1)See page 35 for further details on how these amounts are calculated.
(2)Excludes 205,999 leased building RSF that are associated with “Land/IOS.” Including this RSF, total portfolio is 92.5% leased and 97.3% occupied.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents leased land square feet, available land square feet, land leased percentage and ABR per land square foot associated with Land/IOS leases.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine months ended September 30, 2025

				Year to Date
	Q3-2025	Q2-2025	Q1-2025	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$328	$292	$798	$1,418	798,639	$1.78
New Leases – 2nd Generation	112	641	4	757	527,850	$1.43
Renewals	348	22	158	528	745,122	$0.71
Total Tenant Improvements	$788	$955	$960	$2,703

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$7,984	$1,879	$3,058	$12,921	2,207,324	$5.85
New Leases – 2nd Generation	4,844	1,258	1,886	7,988	2,108,565	$3.79
Renewals	3,163	2,904	2,993	9,060	3,981,711	$2.28
Total Leasing Commissions & Lease Costs	$15,991	$6,041	$7,937	$29,969

Total Recurring Capex	$3,563	$5,887	$1,311	$10,761	51,052,096	$0.21
Recurring Capex % of NOI	1.9%	3.2%	0.7%	1.9%
Recurring Capex % of Rental Income	1.4%	2.4%	0.5%	1.5%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$55,820	$61,491	$39,455	$156,766
Unit Renovation(3)	1,877	1,452	2,910	6,239
Other(4)	4,612	2,433	996	8,041
Total Nonrecurring Capex	$62,309	$65,376	$43,361	$171,046	38,828,590	$4.41

Other Capitalized Costs(5)	$16,214	$14,814	$13,644	$44,672

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of September 30, 2025. See pages 26-32 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs of less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Redevelopment.(1)
As of September 30, 2025	(unaudited results, $ in millions)

Repositioning

			Repo/ Lease-Up RSF(2)	Repo RSF Leased % 9/30/2025	Est. Constr. Period(1)		Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Target Complet.
CURRENT REPOSITIONING:
9455 Cabot Drive	San Diego	Central San Diego	83,563	—%	2Q-25	4Q-25	12.2	8.2	20.4	2.7
1175 Aviation Place	Los Angeles	Greater San Fernando Valley	93,202	—%	3Q-25	2Q-26	17.9	4.0	21.9	2.2
14400 Figueroa Street (Figueroa & Rosecrans)	Los Angeles	South Bay	55,998	—%	2Q-25	3Q-26	61.4	13.1	74.5	10.6
3935-3949 Heritage Oak Court	Ventura	Ventura	190,031	43%	3Q-25	3Q-26	56.7	8.3	65.0	6.5
Total			422,794				$148.2	$33.6	$181.8	$22.0

Actual Cash NOI - 3Q-2025							$0.4
Estimated Annualized Stabilized Cash NOI							$8.2 - $9.1
Estimated Unlevered Stabilized Yield							4.5% - 5.0%

			Repo/ Lease-Up RSF(2)	Repo RSF Leased % 9/30/2025	Construction Period		Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Complete
LEASE-UP REPOSITIONING:
14434-14527 San Pedro Street	Los Angeles	South Bay	58,225	—%	3Q-23	1Q-25	$49.8	$14.7	$64.5	$0.9
800 Sandhill Avenue (17000 Kingsview Avenue)	Los Angeles	South Bay	100,121	100%	1Q-24	1Q-25	14.0	4.5	18.5	1.0
1315 Storm Parkway	Los Angeles	South Bay	37,844	—%	2Q-24	4Q-24	8.5	3.5	12.0	0.6
19301 Santa Fe Avenue	Los Angeles	South Bay	LAND	—%	2Q-24	3Q-25	14.7	5.7	20.4	0.6
8985 Crestmar Point	San Diego	Central San Diego	53,395	—%	4Q-24	3Q-25	8.1	5.5	13.6	0.9
14955 Salt Lake Avenue	Los Angeles	San Gabriel Valley	46,453	—%	4Q-24	3Q-25	10.9	3.7	14.6	0.5
Total			296,038				$106.0	$37.6	$143.6	$4.5

Actual Cash NOI - 3Q-2025							$0.2
Estimated Annualized Stabilized Cash NOI							$7.9 - $8.6
Estimated Unlevered Stabilized Yield							5.5% - 6.0%
— See numbered footnotes on page 32 —

Third Quarter 2025 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2025	(unaudited results, $ in millions)

Repositioning

			Repo/ Lease-Up RSF(2)	Repo RSF Leased % 9/30/2025	Construction Period		Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Complete
STABILIZED REPOSITIONING:
11308-11350 Penrose Street(3)	Los Angeles	Greater San Fernando Valley	71,547	100%	1Q-23	1Q-24	$12.1	$5.4	$17.5	$0.1
1020 Bixby Drive	Los Angeles	San Gabriel Valley	57,600	100%	1Q-24	3Q-24	16.5	3.0	19.5	—
Harcourt & Susana	Los Angeles	South Bay	34,000	100%	2Q-24	3Q-25	54.4	10.3	64.7	—
Total			163,147				$83.0	$18.7	$101.7	$0.1

Actual Cash NOI - 3Q-2025							$0.1
Annualized Stabilized Cash NOI							$4.2
Achieved Unlevered Stabilized Yield							4.1%

OTHER REPOSITIONING:
21 projects totaling 888,851 RSF with estimated costs < $2 million individually(4)								$28.6		$7.6

Actual Cash NOI - 3Q-2025								$0.4
Estimated Annualized Stabilized Cash NOI								$15.5 - $16.0
Estimated Unlevered Stabilized Yield								6.5% - 7.0%
— See numbered footnotes on page 32 —

Third Quarter 2025 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2025	(unaudited results, $ in millions)

Redevelopment

			Projected RSF(5)	Property Leased % 9/30/2025	Est. Constr. Period(1)		Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Target Complet.
CURRENT REDEVELOPMENT:
9615 Norwalk Boulevard	Los Angeles	Mid-Counties	201,571	—%	3Q-21	4Q-25	$9.6	$50.7	$60.3	$4.0
15010 Don Julian Road	Los Angeles	San Gabriel Valley	219,242	—%	1Q-23	4Q-25	22.9	37.8	60.7	10.0
14940 Proctor Road	Los Angeles	San Gabriel Valley	159,532	—%	4Q-24	2Q-26	28.8	26.2	55.0	8.7
11234 Rush Street	Los Angeles	San Gabriel Valley	103,108	—%	4Q-24	3Q-26	12.6	21.0	33.6	10.4
5235 Hunter Avenue	Orange	North Orange County	117,772	—%	1Q-25	3Q-26	11.4	20.2	31.6	9.2
3547-3555 Voyager Street	Los Angeles	South Bay	67,371	—%	1Q-25	3Q-26	21.1	18.8	39.9	14.5
7815 Van Nuys Boulevard	Los Angeles	Greater San Fernando Valley	78,990	—%	2Q-25	2Q-27	25.6	16.0	41.6	13.4
14005 Live Oak Avenue	Los Angeles	San Gabriel Valley	100,380	—%	3Q-25	2Q-27	25.6	19.7	45.3	18.8
Total			1,047,966				$157.6	$210.4	$368.0	$89.0

Actual Cash NOI - 3Q-2025							$0.1
Estimated Annualized Stabilized Cash NOI							$17.5 - $19.3
Estimated Unlevered Stabilized Yield							4.75% - 5.25%

			RSF	Property Leased % 9/30/2025	Construction Period		Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Complete
LEASE-UP REDEVELOPMENT:
9920-10020 Pioneer Boulevard	Los Angeles	Mid-Counties	163,435	78%	4Q-21	3Q-24	$23.6	$32.1	$55.7	$0.5
3211-3233 Mission Oaks Boulevard(6)	Ventura	Ventura	116,852	83%	2Q-22	1Q-25	40.7	26.1	66.8	0.3
12118 Bloomfield Avenue	Los Angeles	Mid-Counties	107,045	—%	4Q-22	1Q-25	16.7	20.0	36.7	0.9
19900 Plummer Street	Los Angeles	Greater San Fernando Valley	79,539	—%	3Q-23	1Q-25	15.5	15.8	31.3	1.7
12772 San Fernando Road	Los Angeles	Greater San Fernando Valley	143,529	—%	3Q-23	1Q-25	22.1	22.6	44.7	1.4
Rancho Pacifica - Building 5(7)	Los Angeles	South Bay	76,553	—%	4Q-23	1Q-25	9.3	17.3	26.6	3.1
1500 Raymond Avenue	Orange	North Orange County	136,218	—%	4Q-23	1Q-25	46.1	22.4	68.5	1.2
4416 Azusa Canyon Road	Los Angeles	San Gabriel Valley	129,830	—%	4Q-22	2Q-25	12.3	21.7	34.0	2.7
17907-18001 Figueroa Street	Los Angeles	South Bay	76,468	—%	4Q-23	2Q-25	20.2	18.6	38.8	0.9
21515 Western Avenue	Los Angeles	South Bay	83,740	—%	2Q-23	3Q-25	19.1	19.3	38.4	1.2
Total			1,113,209				$225.6	$215.9	$441.5	$13.9

Actual Cash NOI - 3Q-2025							$0.6
Estimated Annualized Stabilized Cash NOI							$23.2 - $25.4
Estimated Unlevered Stabilized Yield							5.25% - 5.75%
— See numbered footnotes on page 32 —

Third Quarter 2025 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2025	(unaudited results, $ in millions)

Redevelopment

			RSF	Property Leased % 9/30/2025	Construction Period		Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Complete
STABILIZED REDEVELOPMENT:
8888 Balboa Avenue	Los Angeles	Central Los Angeles	123,492	100%	3Q-22	4Q-24	$19.9	$22.9	$42.8	$0.5
6027 Eastern Avenue	San Diego	Central San Diego	94,140	100%	3Q-22	1Q-25	23.4	21.3	44.7	0.2
2390-2444 N. American Way	Orange	North Orange County	100,483	100%	4Q-22	2Q-24	17.1	19.4	36.5	0.2
3071 Coronado Street(8)	Orange	North Orange County	105,173	100%	1Q-23	1Q-24	28.2	16.7	44.9	0.5
Total			423,288				$88.6	$80.3	$168.9	$1.4

Actual Cash NOI - 3Q-2025							$0.1
Annualized Stabilized Cash NOI							$7.8
Achieved Unlevered Stabilized Yield							4.6%
— See numbered footnotes on page 32 —

Third Quarter 2025 Supplemental Financial Reporting Package	Page 29

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2025	(unaudited results, $ in millions)

Near-Term Potential Future Repositioning and Redevelopment

Property	County/ Submarket	Projected RSF(7)	Estimated Construction Start Period	Purchase Price	Project Description
FUTURE REPOSITIONING:
24935 Avenue Kearny	LA/ SF Valley	69,761	2025	$5.8	Office and warehouse improvements, including fire sprinkler upgrade to modernize 1980s vintage building acquired in 2014.
9400-9500 Santa Fe Springs Road(9)	LA/Mid-Counties	184,270	2026	$210.0	Functionality and quality upgrades including new office, additional power capacity and sprinkler upgrade.
10660 Mulberry Avenue	IE-West	50,191	2026	$11.0	Building improvements to increase functionality and quality including new office, additional power capacity and sprinkler upgrade.
Total Future Repositioning		304,222

Aggregate Projected Costs - Future Repositioning			$15.0 - $16.0
Actual Cash NOI - 3Q-2025			$1.0

FUTURE REDEVELOPMENT:
950 West 190th Street (Herbalife)	LA/South Bay	197,000	2025	$41.5
Industrially-zoned office building was acquired with short-term sale leaseback in place providing revenue through predevelopment period. The redeveloped property will deliver a best-in-class, high-image industrial facility with irreplicable entitlements.

9323 Balboa Avenue	SD/Central	177,278	2025	$27.1	Industrially-zoned office campus acquired through a sale leaseback. Two vacated office buildings on 7.7 acres will be redeveloped into a modern industrial building.
3100 Fujita Street	LA/South Bay	82,080	2025	$14.2	Redevelopment of an existing 1970s vintage, functionally-limited industrial building acquired in 2018 through a sale leaseback.
9000 Airport Blvd (Hertz)	LA/South Bay	418,000	2026	$144.3
18 acres of industrially-zoned land acquired through a sale leaseback with the Hertz Corporation for planned redevelopment. Following Hertz's expiration (6/30/2026) and relocation to LAX's consolidated rent-a-car facility, the project will deliver a rare, Class-A industrial campus.

— See numbered footnotes on page 32 —

Third Quarter 2025 Supplemental Financial Reporting Package	Page 30

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2025	(unaudited results, $ in millions)

FUTURE REDEVELOPMENT CONTINUED:
Property	County/ Submarket	Projected RSF(7)	Estimated Construction Start Period	Purchase Price	Project Description
16425 Gale Avenue	LA/SG Valley	290,166	2026	$26.3	Redevelopment of an existing 1970s vintage industrial building acquired in 2016. The project will deliver a modern, Class A demisable cross-dock industrial building.
2401-2421 Glassell Street	OC/North	298,918	2026	$70.4	Industrially-zoned office campus acquired with intent to redevelop into Class A industrial building.
600-708 Vermont Avenue	OC/North	253,316	2026	$57.2	Four-building, single-tenant office campus acquired through a sale leaseback with the intent to redevelop. The redevelopment project will deliver a best-in-class, single-tenant industrial building.
18455 Figueroa Street	LA/South Bay	179,284	2026	$65.7	Industrially-zoned R&D office campus acquired with intent to redevelop. The project will deliver a Class A, demisable cross-dock industrial building with irreplicable entitlements.
3901 Via Oro Avenue	LA/South Bay	74,260	2026	$20.6	Industrially-zoned office building acquired with intent to redevelop. The redeveloped property will deliver a highly-functional, Class A industrial building following tenant expiration.
Total Future Redevelopment		1,970,302
Total Future Repositioning/Redevelopment		2,274,524

Aggregate Projected Costs - Future Redevelopment			$315.0 - $340.0
Actual Cash NOI - 3Q-2025			$5.4

— See numbered footnotes on page 32 —

Third Quarter 2025 Supplemental Financial Reporting Package	Page 31

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2025	(unaudited results, in thousands, except square feet)

Prior and Current Year Stabilized Repositioning/Redevelopment
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
20851 Currier Road (SG Valley)	59,412	3Q-24	4.7%
17311 Nichols Lane (West OC)	104,182	3Q-24	8.2%
12752-12822 Monarch Street (West OC)	163,864	3Q-24	8.6%
500 Dupont Avenue (Inland Empire West)	274,885	4Q-24	5.5%
2880 Ana Street (South Bay)	LAND	4Q-24	4.3%
12907 Imperial Highway (Mid-Counties)	101,080	4Q-24	14.3%
4039 Calle Platino (North County SD)	73,807	1Q-25	8.5%
29120 Commerce Center Drive (SF Valley)	135,258	1Q-25	8.5%
East 27th Street (Central LA)	126,563	1Q-25	5.4%
122-125 N. Vinedo Avenue (SF Valley)	48,520	1Q-25	13.5%
29125 Avenue Paine (SF Valley)	176,107	1Q-25	6.8%
218 Turnbull Canyon Road (SG Valley)	191,153	2Q-25	9.2%
1901 Via Burton (North OC)	139,449	2Q-25	6.0%
11308-11350 Penrose Street (SF Valley)	71,547	3Q-25	6.8%
1020 Bixby Drive (SG Valley)	57,600	3Q-25	4.5%
Harcourt & Susana (South Bay)	34,000	3Q-25	3.2%
8888 Balboa Avenue (Central SD)	123,492	3Q-25	6.4%
6027 Eastern Avenue (Central LA)	94,140	3Q-25	2.8%
3071 Coronado Street (North OC)	105,173	3Q-25	4.3%
2390-2444 American Way (North OC)	100,483	3Q-25	5.0%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and other definitions related to our repositioning/redevelopment/other repositioning portfolio, see pages 37-38 in the Notes and Definitions section of this report.
(2)“Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than the total RSF of the entire property or particular building(s) under repositioning.
(3)11308-11350 Penrose St. was considered stabilized in 1Q-25 as it reached one year from the date of completion of construction work and was still in lease-up. In 3Q-25 this project achieved 100% occupancy and for presentation purposes is reflected as stabilized in 3Q-25. Information shown reflects only the 8430 Tujunga Ave. & 11320-11350 Penrose St. building that was repositioned.
(4)“Other Repositioning” includes 21 projects where estimated costs are generally less than $2.0 million individually. Repositioning at these 21 projects totals 888,851 RSF.
(5)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(6)As of September 30, 2025, the entire project includes 526,069 RSF, comprised of: (i) 3211 Mission Oaks Blvd., a newly constructed building totaling 116,852 RSF, and (ii) 3233 Mission Oaks Blvd., with 409,217 RSF that were not redeveloped. Site improvements were completed across the entire project. Costs and yield shown reflect the entire project, while RSF and property leased percentage apply only to 3211 Mission Oaks Blvd.
(7)Rancho Pacifica Building 5 is located at 2370-2398 Pacifica Place and represented one building totaling 51,594 RSF, out of six buildings at our Rancho Pacifica Park property, which had a total of 1,111,885 RSF. We demolished the existing building and constructed a new building comprising 76,553 RSF. The total property now contains 1,175,927 RSF. Amounts detailed in the tables above (RSF, leased %, costs, NOI and stabilized yield) reflect only this one building.
(8)3071 Coronado Street was considered stabilized in 1Q-25 as it reached one year from the date of completion of construction work and was still in lease-up. In 3Q-25 this project achieved 100% occupancy and for presentation purposes is reflected as stabilized in 3Q-25.
(9)9400-9500 Santa Fe Springs Road totals 595,304 RSF and the proposed repositioning project pertains to work at only one of the units, totaling 184,270 RSF. The purchase price shown in the table is for the entire property. The Actual Cash NOI referenced in aggregate is only for the one repositioning unit.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 32

Current Year Investments and Dispositions Summary.
As of September 30, 2025				(unaudited results)

2025 Current Period Dispositions Acquisitions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
3/28/2025	1055 Sandhill Avenue	Los Angeles	South Bay	127,775	$52.45
4/3/2025	20 Icon	Orange	South Orange County	102,299	$50.88
5/23/2025	2270 Camino Vida Roble	San Diego	North San Diego	106,311	$30.70
7/18/2025	1332 & 1336 Rocky Point Drive	San Diego	North San Diego	51,081	$14.72
8/6/2025	8542 Slauson Avenue	Los Angeles	Central	24,679	$17.30
9/4/2025	15715 Arrow Highway	Los Angeles	San Gabriel Valley	76,000	$21.59
Total 2025 Dispositions through September 30, 2025				488,145	$187.64

Third Quarter 2025 Supplemental Financial Reporting Package	Page 33

Net Asset Value Components.
As of September 30, 2025	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Sep 30, 2025
Total operating rental income	$246,757
Property operating expenses	(57,879)
Pro forma effect of uncommenced leases(2)	859
Pro forma effect of dispositions(3)	(389)
Pro forma NOI effect of significant properties classified as current, lease-up, and stabilized repositioning and redevelopment(4)	16,582
Pro Forma NOI	205,930
Above/(below) market lease revenue adjustments	(5,254)
Straight line rental revenue adjustment	(8,164)
Pro Forma Cash NOI	$192,512

Balance Sheet Items
Other assets and liabilities	September 30, 2025
Cash and cash equivalents	$248,956
Restricted cash	65,464
Loan receivable, net	123,589
Rents and other receivables, net	15,727
Other assets	31,522
Accounts payable, accrued expenses and other liabilities	(153,558)
Dividends payable	(103,913)
Tenant security deposits	(91,835)
Prepaid rents	(85,114)
Estimated remaining cost to complete repositioning/redevelopment projects(5)	(130,824)
Total other assets and liabilities	$(79,986)

Debt and Shares Outstanding

Total consolidated debt(6)	$3,278,896
Preferred stock/units - liquidation preference	$173,250

Common shares outstanding(7)	232,297,172
Operating partnership units outstanding(8)	8,155,706
Total common shares and operating partnership units outstanding	240,452,878
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 35 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of July 1, 2025.
(3)Represents the deduction of actual 3Q'25 NOI for the properties that we sold during the current quarter. See page 33 for a detail of current year disposition properties.
(4)Represents the estimated incremental NOI from the properties that were classified as current repositioning/redevelopment, lease-up or stabilized during the three months ended September 30, 2025, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of July 1, 2025. Includes all properties that are separately listed on pages 26-32 and excludes “Other Repositionings” and “Near-Term Potential Future Repositioning and Redevelopment.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2025.
(5)Reflects the estimated remaining costs for all properties that are separately listed on pages 26-32 and excludes “Other Repositionings” and “Near-Term Potential Future Repositioning and Redevelopment.”
(6)Excludes unamortized loan discount and debt issuance costs totaling $29.2 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 513,234 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 1,260,083 vested LTIP Units and 1,236,520 vested performance units and excludes 463,555 unvested LTIP Units and 2,278,110 unvested performance units.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2025, multiplied by 12. Includes leases that had commenced as of September 30, 2025 or leases where tenant had taken early possession of space as of September 30, 2025. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of September 30, 2025.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to September 30, 2025, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of September 30, 2025, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of September 30, 2025.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but had not yet commenced as of September 30, 2025.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that had been signed but had not yet commenced as of September 30, 2025.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12-13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our ongoing operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Third Quarter 2025 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

Debt Covenants ($ in thousands)

		September 30, 2025
	Current Period Covenant	Revolver, $300M & $400M Term Loan Facilities	Senior Notes ($125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	21.9%	26.5%
Maximum Secured Leverage Ratio	less than 45%	0.6%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	0.8%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$7,266,909	N/A	$10,125
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.51 to 1.0	5.35 to 1.00
Unencumbered Leverage Ratio	less than 60%	22.9%	28.5%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.03 to 1.00	6.03 to 1.00

		September 30, 2025
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	23.5%
Maximum Secured Debt to Total Asset Ratio	less than 40%	0.7%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.12 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.30 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDAre: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDAre by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on debt extinguishment and debt modification expenses, (iii) acquisition expenses, (iv) impairments of right of use assets, (v) the pro-forma effects of acquisitions and dispositions and (vi) other nonrecurring expenses. We believe that EBITDAre and Adjusted EBITDAre are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDAre differently than we do; accordingly, our EBITDAre and Adjusted EBITDAre may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Sep 30, 2025		Jun 30, 2025		Mar 31, 2025		Dec 31, 2024		Sep 30, 2024
EBITDAre	$171,108		$173,922		$174,919		$164,915		$165,558
Above/(below) market lease revenue adjustments	(5,254)		(5,788)		(9,186)		(6,159)		(6,635)
Non-cash stock compensation	10,485		10,091		9,699		11,539		9,918
Debt extinguishment and modification expenses	—		291		—		—		—
Straight line rental revenue adj.	(8,164)		(6,918)		(5,517)		(10,057)		(11,441)
Capitalized payments	(6,516)		(5,304)		(5,091)		(4,592)		(5,323)
Accretion of net loan origination fees	(115)		(115)		(115)		(115)		(115)
Recurring capital expenditures	(3,563)		(5,887)		(1,311)		(7,882)		(5,254)
2nd gen. tenant improvements	(460)		(663)		(162)		(296)		(18)
2nd gen. leasing commissions	(8,007)		(4,162)		(4,879)		(3,520)		(2,660)
Cash flow for fixed charge coverage calculation	$149,514		$155,467		$158,357		$143,833		$144,030
Cash interest expense calculation detail:
Interest expense	25,463		26,701		27,288		28,173		27,340
Capitalized interest	9,240		9,064		8,230		7,510		8,577
Note payable premium amort.	(1,597)		(1,579)		(1,560)		(1,534)		(1,511)
Amort. of deferred financing costs	(1,340)		(1,255)		(1,134)		(1,246)		(1,252)
Amort. of swap term fees & t-locks	(78)		(76)		(77)		(112)		(136)
Cash interest expense	31,688		32,855		32,747		32,791		33,018
Scheduled principal payments	244		242		230		254		286
Preferred stock/unit dividends	2,404		2,405		2,695		2,827		2,815
Fixed charges	$34,336		$35,502		$35,672		$35,872		$36,119
Fixed Charge Coverage Ratio	4.4	x	4.4	x	4.4	x	4.0	x	4.0	x

Third Quarter 2025 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 37

Notes and Definitions.

•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 35) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Rental revenue (before collectability adjustment)	$203,217	$199,839	$208,394	$199,601	$197,506
Tenant reimbursements	42,612	41,403	41,856	39,716	40,969
Other income	915	467	874	620	651
Increase (reduction) in revenue due to change in collectability assessment	13	(141)	(2,303)	(200)	(730)
Rental income	$246,757	$241,568	$248,821	$239,737	$238,396
Cash Rent Change: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Net Effective Rent Change: Compares net effective rent, which straightlines rental rate increases and abatements, on new/renewal leases to net effective rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Same Property Portfolio (“SPP”): Our 2025 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through September 30, 2025, and excludes (i) properties that were acquired or sold during the period from January 1, 2024 through September 30, 2025, and (ii) properties acquired prior to January 1, 2024 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 (as separately listed on pages 26-32) and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package. Within a given year, the SPP may reflect changes in repositioning/redevelopment properties or removal of sold properties.

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
# of Properties	288	289	292	293	293
Square Feet	37,916,326	37,991,248	38,380,256	36,961,884	36,961,821
Ending Occupancy	96.8%	96.1%	95.7%	94.1%	96.7%
SPP NOI growth	1.9%	1.1%	0.7%	2.2%	2.6%
SPP Cash NOI growth	5.5%	3.9%	5.0%	5.3%	5.3%
Same Property Portfolio Rental Income: See below for a breakdown of 2025 & 2024 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Rental revenue	$160,911	$157,880	$3,031	1.9%	$475,824	$468,154	$7,670	1.6%
Tenant reimbursements	32,853	31,663	1,190	3.8%	96,298	93,790	2,508	2.7%
Other income	438	564	(126)	(22.3)%	1,589	1,751	(162)	(9.3)%
Rental income	$194,202	$190,107	$4,095	2.2%	$573,711	$563,695	$10,016	1.8%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Net Income	$93,056	$120,394	$74,048	$64,910	$70,722
General and administrative	20,037	19,752	19,868	21,940	20,926
Depreciation & amortization	81,172	71,188	86,740	71,832	69,241
Other expenses	4,218	244	2,239	34	492
Interest expense	25,463	26,701	27,288	28,173	27,340
Debt extinguishment and modification expenses	—	291	—	—	—
Management & leasing services	(118)	(132)	(142)	(167)	(156)
Interest income	(6,367)	(7,807)	(3,324)	(2,991)	(3,291)
Gains on sale of real estate	(28,583)	(44,361)	(13,157)	—	(1,745)
NOI	$188,878	$186,270	$193,560	$183,731	$183,529
S/L rental revenue adj.	(8,164)	(6,918)	(5,517)	(10,057)	(11,441)
Above/(below) market lease revenue adjustments	(5,254)	(5,788)	(9,186)	(6,159)	(6,635)
Cash NOI	$175,460	$173,564	$178,857	$167,515	$165,453

Third Quarter 2025 Supplemental Financial Reporting Package	Page 38

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$93,056	$70,722	$287,498	$221,016
General and administrative	20,037	20,926	59,657	60,213
Depreciation and amortization	81,172	69,241	239,100	203,415
Other expenses	4,218	492	6,701	2,204
Interest expense	25,463	27,340	79,452	70,423
Debt extinguishment and modification expenses	—	—	291	—
Management and leasing services	(118)	(156)	(392)	(444)
Interest income	(6,367)	(3,291)	(17,498)	(10,709)
Gains on sale of real estate	(28,583)	(1,745)	(86,101)	(18,013)
NOI	$188,878	$183,529	$568,708	$528,105
Non-Same Property Portfolio rental income	(52,555)	(48,289)	(163,435)	(118,664)
Non-Same Property Portfolio property exp.	13,881	12,199	41,112	31,274
Same Property Portfolio NOI	$150,204	$147,439	$446,385	$440,715
Straight line rental revenue adjustment	(3,776)	(7,763)	(11,709)	(22,502)
Above/(below) market lease revenue adjustments	(5,081)	(5,727)	(15,082)	(18,198)
Same Property Portfolio Cash NOI	$141,347	$133,949	$419,594	$400,015
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2025 Estimate
	Low	High
Net income attributable to common stockholders	$1.44	$1.46
Company share of depreciation and amortization	1.28	1.28
Company share of gains on sale of real estate(1)	(0.36)	(0.36)
Company share of FFO	$2.36	$2.38
Add: Core FFO adjustments(2)	0.03	0.03
Company share of Core FFO	$2.39	$2.41
(1)Reflects dispositions through June 30, 2025. See details on page 33
(2)Core FFO adjustments consist of (i) acquisition expenses, (ii) debt extinguishment and modification expenses, (iii) the amortization of the loss on termination of interest rate swaps, (iv) severance costs and (v) other nonrecurring expenses.
Occupancy by County:

	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Ending Occupancy:
Los Angeles County	90.9%	87.9%	88.0%	90.2%	93.6%
Orange County	93.7%	90.7%	88.4%	90.3%	90.6%
Riverside / San Bernardino County	94.4%	93.9%	95.9%	96.0%	93.9%
San Diego County	91.3%	86.7%	89.6%	89.8%	92.3%
Ventura County	89.8%	87.5%	87.7%	91.2%	89.8%
Total/Weighted Average	91.8%	89.2%	89.6%	91.3%	93.0%

Total Portfolio RSF	50,850,824	51,021,897	50,952,137	50,788,225	50,067,981
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	46,699,167
Uncommenced Renewal Leases - Leased SF(1)	1,080,841
Uncommenced New Leases - Leased SF(1)	360,512
Leased SF	47,059,679
Percent Leased	92.5%

In-Place ABR(2)	$800,073
ABR Under Uncommenced Leases (in thousands)(2)(3)	6,549
In-Place + Uncommenced ABR (in thousands)(2)	$806,622
In-Place + Uncommenced ABR per SF(2)	$17.14
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of September 30, 2025.
(2)See page 35 for further details on how these amounts are calculated.
(3)Includes $5.4 million of annualized base rent under Uncommenced New Leases and $1.1 million of incremental annualized base rent under Uncommenced Renewal Leases.

Third Quarter 2025 Supplemental Financial Reporting Package	Page 39